Exhibit 10.1

AMENDMENT

TO

COURIER CORPORATION

AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

A.                                   The Courier Corporation Amended and Restated 1993 Stock Incentive Plan  (the “Plan”), as recently amended November 3, 2004 and December 7, 2006, is hereby amended pursuant to the authority reserved in Section 14 thereof:

a.               Section 5(c) (Method of Exercise) is hereby amended by adding the following paragraph at the end thereof:

“Alternatively, with respect to Options that are not ISOs, the Participant may choose to exercise his or her Option by means of a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.”

B.                                     Except as amended herein, the Plan is confirmed in all other respects.

C.                                     The effective date of this Amendment is July 15, 2009.

Approved by the Board of Directors, July 15, 2009